Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

QHSLAB, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)		2,860,000	(3)	$0.15	(2)	$429,000	$92.70 per $1,000,000	$39.77
Fees Previously Paid	-	-	-		-		-		-	-	$-
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415	(a)(6)	4,881,487		$0.77		$3,758,745		244.29
	Total Offering Amounts								$4,330,745
	Total Fees Previously Paid								-0-
	Total Fee Offsets								-0-
	Net Fee Due								$39.77

Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection With Unsold Securities to be Carried Forward	The table to the left goes to the right of the table aboveS-1
	333-259290	September 16, 2021	244.29

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of QHSLab, Inc., that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the registrant’s common stock as reported on OTC Markets on September 17, 2022.

(3)	Includes (i) 2,310,000 shares of common stock issuable upon conversion of a 5% Original Issue Discount Convertible Note (the “2022 Note”) in the principal amount of $440,000, plus $22,000.00 of interest to be accrued thereon through the maturity date thereof, with a conversion price of $0.20 per share issued in a private placement that closed on July 26, 2022 (the “2022 Private Placement); (ii) 550,000 shares of common stock issuable upon exercise of warrants (the “2022 Warrants”) issued in the 2022 Private Placement having an exercise price of $0.65 per share